EXHIBIT 10.1

2024 NON-EMPLOYEE DIRECTOR LONG-TERM INCENTIVE PLAN

Section 1.  Establishment and Purposes of the Plan.

(a)  Purpose.  The purposes of this ePlus inc. 2024 Non-Employee Director Long-Term Incentive Plan are to attract, retain and compensate for service as members of the Board of Directors of ePlus inc. (the “Company”) highly qualified individuals who are not current employees of the Company and to enable them to increase their ownership in the Company’s Common Stock.  The Plan is expected to benefit the Company and its stockholders since it will allow these Outside Directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest with stockholders in increasing the long-term value of the Common Stock.

(b)  Effective Date; Stockholder Approval.  The Plan is effective September 12, 2024 (the “Effective Date”), subject to the approval by the Company’s stockholders. From and after the Effective Date, no further awards will be granted under the Company’s 2017 Non-Employee Director Long-Term Incentive Plan.

Section 2.  Definitions.

As used herein, the following definitions shall apply:

“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Restricted Shares are, or will be, granted under the Plan.

“Award” means a Restricted Stock Award made pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events with respect to the Company:

(i)  the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the outstanding common stock of the surviving corporation immediately after the merger; or

(ii)  the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary of the Company or an Affiliate; or

(iii)  any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty (50%) percent of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities); or

(iv)  the individuals (x) who, as of the Effective Date, constitute the Board (the “Original Directors”) and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board; or

(v)  the dissolution or liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable regulations promulgated thereunder.

“Committee” means a committee designated by the Board and composed of not less than two “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act, or any successor rule or definition adopted by the Securities and Exchange Commission. The Committee shall initially be the Compensation Committee of the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Director” means a member of the Board.

“Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company (with or without a reasonable accommodation as required by law) and that in the judgment of the Committee is permanent and continuous in nature.  The Committee may establish any process or procedure it deems appropriate for determining whether a Participant has a “Disability”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)   if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the fair market value of a share of Common Stock shall be the closing sales price of a share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)  if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)  if neither clause (i) above nor clause (ii) above applies, the fair market value of a share of Common Stock shall be determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that complies with Code Section 409A if and to the extent required.

“Outside Director” means any Director who, on the date such person is to receive a grant of Restricted Shares hereunder is not a current employee of the Company or any of the Company’s subsidiaries or Affiliates.

“Participant” shall mean any Outside Director who holds a Restricted Stock Award granted or issued pursuant to the Plan.

“Plan” means this ePlus inc. 2024 Non-Employee Director Long-Term Incentive Plan.

“Restriction Period” means the time period during which the Restrictions on the Restricted Shares are in effect.

“Restricted Shares” means Shares subject to a Restricted Stock Award.

“Restricted Stock Agreement” means any written agreement, contract, or other instrument or document, including an electronic communication, evidencing the terms and conditions of a Restricted Stock Award.

“Restricted Stock Award” means a grant of Restricted Shares pursuant to Section 7 of the Plan.

“Share” means a share of Common Stock, as adjusted in accordance with Section 9 of the Plan.

Section 3.  Share Limits.

(a)  Aggregate Share Limit.  Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be issued as Restricted Shares under the Plan is Three Hundred Thousand (300,000) Shares.  The Shares may be authorized, but unissued, or treasury Shares.  Restricted Shares that have been forfeited and transferred back to the Company shall be available for future grants of Restricted Shares under the Plan.

(b)  Individual Share Limit.  No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed Five Hundred Thousand Dollars ($500,000) in value in any Company fiscal year.

Section 4.  Administration of the Plan.

(a)  Administration.  The Plan shall be administered by the Committee.  The Committee shall have the authority, in its discretion:

(i)  to determine the Fair Market Value of Common Stock;

(ii)  to approve forms of Restricted Stock Agreements;

(iii)  to determine the number of Shares that may be issued as Restricted Shares and the terms and conditions of such Restricted Shares;

(iv)  to determine whether a Director qualifies as an Outside Director;

(v)  to construe and interpret the terms of the Plan;

(vi)  to prescribe, amend and rescind rules and regulations that it deems necessary for the proper operation and administration of the Plan;

(vii)  to waive or amend any terms, conditions, restrictions or limitations on an Award, to the extent permissible under applicable law.

(viii)  to allow Participants to satisfy withholding tax obligations by having the Company withhold from the shares of Common Stock to be issued upon vesting of Restricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level.  The Fair Market Value of the Shares to be withheld shalt be determined on the date that the amount of tax to be withheld is to be determined.  All determinations to have Shares withheld for this purpose shall be made by the Committee in its discretion;

(ix)  to instruct a corporate officer to execute on behalf of the Company any Restricted Stock Agreement and other instrument required to effectuate the grant of a Restricted Stock Award granted by the Committee; and

(x)  to make all other determinations deemed necessary or advisable for administering the Plan.

(b)  Effect of Committee’s Decision.  The Committee’s decisions, determinations and interpretations shall be final, conclusive and binding on all Participants and anyone else who may claim an interest in Restricted Shares.

(c)  No Liability.  No member of the Committee shall be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan, any Restricted Stock Agreement, or any Award granted under the Plan. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

Section 5.  Eligibility.

The only persons who shall be eligible to receive Restricted Stock Awards under the Plan shall be persons who, on the date such Awards are granted, are Outside Directors.

Section 6.  Term of the Plan.

No Restricted Stock Awards may be granted under the Plan beginning ten years after the Effective Date.

Section 7.  Grants of Restricted Stock Awards.

(a)  Restricted Stock Award Grants. Subject to Section 3(b) above, the Committee may grant Restricted Shares to Outside Directors in such amounts and subject to such terms as the Committee may determine.  The terms and conditions set forth by the Committee in the applicable Restricted Stock Agreement shall specify the terms and conditions of the Award. Upon delivery of such Restricted Shares, the Participant will have the rights of a holder of Common Stock, subject to the restrictions and conditions of the applicable Restricted Stock Agreement and Section 8 of the Plan, provided, however, that grants of Restricted Shares under this Plan shall not be made until a Form S-8 registration statement in respect of the Shares is filed with, and declared effective by, the Securities and Exchange Commission.

(b)  Stock Fee Election.  An Outside Director may make an election (a “Stock Fee Election”) to receive Shares in lieu of all or any part of the cash compensation payable to him or her for service on the Board for a calendar year.  Any Stock Fee Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee prior to the end of the calendar year preceding the calendar year of service for which it is to be effective.  Such Stock Fee Election shall remain in effect for each subsequent calendar year of service unless changed.  An Outside Director may not elect to change his or her Stock Fee Election for a calendar year after the last day of the calendar year preceding the calendar year of service for which the election is made.  Any Shares that relate to a Stock Fee Election shall be treated as a Restricted Stock Award for purposes of this Plan, provided that such Shares shall not be subject to any Restrictions provided under Section 8 of the Plan.  The number of shares shall be determined by dividing the cash compensation deferred for a calendar quarter of service by the Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) and the first trading day of the following calendar quarter shall be considered the grant date of the Restricted Stock Award.

Section 8.  Terms of Restricted Stock Awards.

Except as provided herein, Restricted Shares granted pursuant to Section 7(a) of the Plan shall be subject to restrictions (“Restrictions”) prohibiting such Restricted Shares from being sold, transferred, assigned, pledged or otherwise encumbered or disposed of.  The Restrictions with respect to each Restricted Stock Award shall lapse as provided in the Restricted Stock Agreement but in no event sooner than the earlier of (i) the one-year anniversary date of such Award, or (ii) the date of the Company’s annual stockholder meeting that next follows after the date that the Award was granted; provided, however, that the Restrictions with respect to such Restricted Shares shall lapse immediately in the event that (i) the Participant is nominated for a new term as an Outside Director but is not elected by stockholders of the Company, or (ii) the Participant ceases to be a member of the Board due to death, Disability or mandatory retirement (if any) from the Board.  Notwithstanding the foregoing, the Restrictions with respect to all of a Participant’s Restricted Shares shall lapse immediately prior to a Change in Control provided that the Participant is a member of the Board immediately prior to such Change in Control.

The Company shall issue, in the name of each Participant to whom Restricted Shares have been granted, stock certificates (in tangible or electronic form) representing the total number of Restricted Shares granted to such Participant as soon as reasonably practicable after the grant.  However, the Company or its transfer agent shall hold such certificates, properly endorsed for transfer, for the Participant’s benefit until such time as the Restriction Period applicable to such Restricted Shares lapses.  Upon the expiration or termination of the Restriction Period, the Restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the Restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or, in the event of the Participant’s death, his or her beneficiary or estate, as the case may be.  Except as described in the above paragraph, in the event that a Participant ceases to be a member of the Board before the applicable Restriction Period has expired or under circumstances in which the Restriction Period does not otherwise lapse, the Restricted Shares granted to such Participant shall thereupon be forfeited and transferred back to the Company.

During the Restriction Period, a Participant shall have the right to vote his or her Restricted Shares.  At the end of the Restriction Period, the Participant shall have the right to receive any cash dividends, with respect to such Restricted Shares, that were paid during the Restriction Period.  All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the same restrictions as are applicable to the Restricted Shares to which such distributions relate.

Section 9.  Adjustments Upon Changes in Capitalization.

Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Restricted Stock Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of a Restricted Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Restricted Stock Award.

Section 10.  Grant Agreement.

Each grant of a Restricted Stock Award under the Plan will be evidenced by a Restricted Stock Agreement.  Such agreement will contain such provisions as the Committee may in its discretion deem advisable, provided that such provisions are not inconsistent with any of the provisions of the Plan.

Section 11.  Amendment and Termination of the Plan.

(a)  Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.  After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Restricted Stock Agreement.  Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Restricted Shares granted under the Plan prior to the date of such termination.

Section 12.  Conditions Upon Issuance of Shares.

(a)  Legal Compliance.  Shares shall not be issued pursuant to a Restricted Stock Award unless the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations.  As a condition to the issuance of Restricted Shares, the Company may require the Participant to represent and warrant at the time of any such issuance that the Shares are being purchased or acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.  Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Participant to execute and deliver documents containing such representations (including the investment representations described in this Section 12(b) of the Plan), warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, any applicable state securities laws, and any other Applicable Law, regulation or rule.

(c)  Additional Conditions.  The Committee shall have the authority to condition the grant of any Restricted Shares in such other manner that the Committee determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

Section 13.  Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 14.  Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Section 15.  Stockholder Approval.

The Plan shall be subject to approval by the stockholders of the Company.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Section 16.  Withholding; Notice of Sale.

Each Participant shall, no later than the date as of which the value of a Restricted Stock Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on any such tax obligations being satisfied by the Participant.  Subject to approval by the Committee, a Participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Restricted Stock Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

Section 17.  Code Section 83(b) Elections.

Neither the Company, any Affiliate, nor the Committee shall have any responsibility in connection with a Participant’s election, or attempt to elect, under Code Section 83(b) to include the value of a Restricted Stock Award in the Participant’s gross income for the year of payment.  Any Participant who makes a Code Section 83(b) election with respect to any such Restricted Stock Award shall promptly notify the Committee of such election and provide the Committee with a copy thereof.

Section 18.  No Right to Continue as a Director.

Neither this Plan, nor the granting of a Restricted Stock Award under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

Section 19.  Successors.

All obligations of the Company under the Plan with respect to Restricted Stock Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Section 20.  Governing Law.

This Plan shall be governed by the laws of the State of Delaware.